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                                                                    Exhibit 23.2

The Board of Directors
Sonic Solutions:

The audits referred to in our report dated April 26, 1999, included the related financial statement schedule as of March 31, 1999, and for each of the years in the three-year period ended March 31, 1999, included in the registration statement. The financial statement schedule is the responsibility of the Company's management. Our responsibility is to express an opinion on the financial statement schedule based on our audits. In our opinion, such financial statement schedule, when considered in relation to the basic financial statements taken as a whole, presents fairly in all material respects the information set forth therein.

We consent to the use of our reports included herein and to the reference to our firm under the headings "Experts" and "Selected Financial Data" in the registration statement.

                                 /S/ KPMG LLP


San Francisco, California
August 11, 1999